UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2006

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2006, the Company entered into new severance compensation agreements (i.e., change of control agreements) with Leo E. Morton, the Company’s Senior Vice President and Chief Administrative Officer, and Jon R. Empson, the Company’s Senior Vice President – Regulated Operations. These agreements, which become effective October 17, 2006, will replace and supersede the executives’ existing severance agreements, as disclosed by the Company previously in its definitive proxy statement filed on Schedule 14A with the Commission on March 24, 2006. A form of these new agreements was authorized by the Compensation and Benefits Committee of the Company’s Board of Directors in February 2004, at which time these executives were notified that their existing severance agreements would expire in October 2006 and be replaced with new severance compensation agreements.

Under the executives’ existing severance agreements, if the executive is terminated without good cause or quits for good reason within three years of a change of control of the Company, he will receive (i) a cash payment of 2.99 times his five-year average aggregate compensation included for Federal income tax purposes as gross income paid by the Company, and (ii) three years of certain insurance benefits. In addition, the expiring agreements provide that, if the executive is terminated without good cause or quits for good reason within three years of a change of control of the Company, his outstanding equity compensation awards will vest and he will be paid all compensation that had been deferred by the executive previously.

Under the new severance compensation agreements, if the executive is terminated without good cause or quits for good reason within two years of a change of control of the Company, he will receive (i) a cash payment of two times his base pay and the average incentive payments for comparable positions among the Company’s peer companies, (ii) three years of certain insurance benefits, and (iii) subject to applicable Internal Revenue Code limitations, three years of additional credit for age and service under the Company’s tax-qualified and non-qualified pension plans. In addition, the new agreements provide that, if the executive is terminated without good cause or quits for good reason within two years of a change of control of the Company, his outstanding equity compensation awards will vest and he will be paid all compensation that had been deferred by the executive previously. The foregoing description of the new severance compensation agreements do not purport to be complete and are qualified in their entirety by reference to the actual agreements, copies of which are filed as exhibits 10.1 and 10.2, respectively, to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Severance Compensation Agreement, by and between Aquila, Inc. and Leo E. Morton, dated October 6, 2006.
10.2	Severance Compensation Agreement, by and between Aquila, Inc. and Jon R. Empson, dated October 6, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Christopher M. Reitz
Christopher M. Reitz

Senior Vice President, General Counsel and Corporate Secretary

Date: October 10, 2006